Exhibit 10.5

CHADBOURN SECURITIES

A DIVISION OF

Colorado

Financial Service Corporation

Member FINRA • SIPC

88 Inverness Circle East, Ste F- 105, Centennial, Co 80112

9191 R. G. Skinner Parkway

Suite Five Hundred One

JACKSONVILLE, FLORIDA  32256

February 18th, 2010

3Pea International, Inc.

Att.:  Mark Newcomer, CEO

1700 West Horizon Ridge Parkway

Suite # 102

Henderson, NV. 89012

Re.:

Letter of Intent

Dear Mr. Newcomer

       RE: Private Placement Letter of Intent

Gentlemen:

Reference is made to our recent discussions relating to a proposed private placement offering by your firm, as hereinafter defined, of a Private Placement offering (the “Offering”) of debt and/or equity securities (the “Securities”) to be issued by 3Pea International, Inc., an (Nevada corporation) (the “Company”).  Based upon our discussions, financial materials which you have made available to us describing the Company and its principals, the present and proposed business activities of the Company and the Company’s operations and financial condition, we hereby confirm in principle our interest in placing on a best efforts basis a private placement (the “Private Placement”) of the Company’s securities upon the following basic terms and conditions:

1.

Colorado Financial Service Corporation (“CFSC”) a Financial Industry Regulatory Authority (FINRA) broker–dealer through Chadbourn Securities (“Chadbourn”) collectively, sometimes referred to herein as the “Placement Agent” will undertake the Private Placement on a “best efforts” basis for the account of the Company and aggregate of up to Five Million Dollars ($5,000,000.00) in equity and/or debt as determined by the Company.

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2.

As Placement Agent of the Company, we shall, as soon as practicable, arrange up to a maximum of Five Million Dollars ($5,000,000) Private Placement for the Company through the issuance by the Company of (To be determined) securities consisting of either debt instruments (the “Debt Securities”) or shares of common stock (the “Shares”) (as determined by the Company) to be offered to “Accredited Investors,” as the term is defined in Section 501 (a) of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission.

a.

Chadbourn’s fee for the Private Placement shall be: (I) Ten Percent (10%) of the aggregate proceeds to be received by the Company through the sale of any Shares or Three and one half Percent (3.5%) of the sale of any Debt Securities; (II) common stock warrants to be issued in the amount equal to Six Percent (6%) of the Shares sold, at an exercise price per share equal to 125% of the price per share paid by investors in the Private Placement price for a period of Three (3) Years, and for Debt Warrants in an amount equivalent to an equal dollar amount for ten percent of Shares in Warrants.

i.

The Company hereby acknowledges that prior to entering this agreement it has been involved in discussion with existing accredited investors and shareholders of the Company, a list of which has been attached as Exhibit A, concerning additional investment in the Company from them or their friends and family members.  Chadbourn hereby agrees to waive the fees specified in paragraph 2a of this agreement in connection with this “friends and family” investment.  In return for the waiver of the fees specified in 2a for the “friends and family” round the Company hereby agrees to indemnify Chadbourn against any potential claims arising from the friends and family investments per the indemnification in paragraph 2aii.

ii.

In consideration of Chadbourn’s waiver of the fees specified in paragraph 2a for the “friends and family” investment that the Company has been negotiating, described in paragraph 2ai, , the Company agrees to: (a) indemnify and hold harmless Chadbourn against any and all losses, claims, damages or liabilities to which Chadbourn may become subject arising in any manner out of or in connection with the rendering of services by Chadbourn hereunder or the Company’s actions involving the friends and family investments, and reimburse Chadbourn immediately for all reasonable legal or other expenses reasonably incurred and actually paid by Chadbourn in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings naming him as a defendant and arising in any manner out of or in connection with the friends and family investments.

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b.

An attorney mutually acceptable to both parties will act as Placement Agent counsel and will assist the Company’s counsel in the preparation of the Private Placement Memorandum in conformity with the provisions of Regulation D, perform selected due diligence, prepare the Placement Agent Agreement, and all Blue Sky matters.

c.

A good faith retainer (the “Retainer”) of Fifteen Thousand Dollars ($15,000.00) shall be payable to Chadbourn Securities, Inc. as follows:

i.

Five Thousand Dollars ($5,000) payable upon the signing of this Letter of Intent; and

ii.

Two Thousand and Five Hundred Dollars ($2,500) payable every thirty (30) days from the signing of this Letter of Intent for period of four (4) months for a total of Ten Thousand Dollars ($10,000).

The retainer will be applied towards the fees described in section 6.

3.

Chadbourn’s willingness to proceed with the Private Placements is subject to the following:

a.

If required by market conditions, the recapitalization of the Company on terms mutually acceptable to the Company and the Placement Agent,

b.

Chadbourn’s satisfaction with the Company’s financial position, results of operations and prospects,

c.

satisfactory completion of Chadbourn’s due diligence investigation of the Company,

d.

preparation of a PPM and other appropriate documents relating to the Private Placement and by the Company and counsel to be retained for this purpose,

e.

compliance with all legal and regulatory requirements to the satisfaction of Chadbourn’s counsel, and

f.

market conditions at the time of the Offering.

4.

Pending the completion of the Private Placement, the Company agrees that it will not negotiate with any other person relating to a possible public offering and private placement of its securities during the period commencing on the date of this Letter of Intent and ending December 31, 2010 , except as outlined in Section 6.

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5.

The financial statements of the Company relating to the proposed Private Placement shall be audited by Sarna & Company or another recognized accounting firm reasonably satisfactory to the Placement Agent.  The Company shall engage as its securities counsel an attorney with significant experience in the area of securities law, which firm shall be reasonably satisfactory to the Placement Agent.

6.

The Placement Agent shall be reimbursed for its accountable expenses related to its due diligence review and road shows in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00).                                            If the proposed Private Placement is not completed because, (i) the Placement Agent prevents its completion (except if such prevention is based upon breach by the Company of any covenant, representation, or warranty contained herein) the Company may terminate this Letter of Intent and the Company’s liability shall be the accountable expenses of the Placement Agent set forth the in this paragraph, and the Placement Agent shall refund the Balance paid as the Retainer.  If the proposed Private Placement is not completed because the Company prevents it or because of a breach by the Company of any such covenants, representations or warranties, the Company’s liability shall be Fifteen Thousand Dollars ($15,000.00) (which is the Retainer paid at the signing of the Letter of Intent), plus an amount equal to the amount of accountable expenses set forth in this paragraph.  In the event that prior to September 30, 2010, the Company enters into an arrangement with a third party for a public or private financing of securities of the Company and the Placement Agent has not previously abandoned the Private Placement, and the Company consummates the third party financing prior to September 30, 2010; upon the closing of such financing the Company shall pay One Hundred Thousand Dollars ($100,000.00) to the Placement Agent.  If the Placement Agent fails to raise a minimum of Three Million Dollars ($3,000,000.00) within 6 months of signing this Letter of Intent, the Company may contact a third party for the purpose of raising necessary funds without paying any fees to the Placement Agent.

7.

Assuming the closing of the Private Placement, the Company agrees the Placement Agent shall have a preferential right for a period of Twelve (12) months from the final closing date to purchase for its account or to sell for the account of the Company (collectively referred to herein as the Company)any securities with respect to which the Company may seek a public or private offering of the Company’s securities solely for cash consideration in the United States pursuant to a registration under the Securities Act of  1933  or otherwise.  The Company will consult the Placement Agent with regard to any such offering and will offer to the Placement Agent the opportunity to purchase or sell any such securities on terms not more favorable to the Company that they can secure elsewhere.  If the Placement Agent fails to accept in writing such proposal for financing made by the Company within Ten  (10) business  days  after   the receipt  of  a  notice  containing  such  proposal,  then the Placement Agent will have no further claim or right with respect to the financing proposal contained in such notice.  If, thereafter, such proposal is modified prior to the filing of the registration statement or the commencement of the private offering, and if such modification is less favorable to the Company, the Company shall adopt the same procedure as with respect to the original proposal.  Should the Placement Agent not avail itself of such opportunity to act as a Placement Agent, the Placement Agent would no longer have any preferential rights for future financing pursuant to the Section 7.  The Company agrees that any breach by the Company of the Placement Agent’s rights of first refusal shall be enforceable by the Placement Agent through injunctive relief.  The Company represents and warrants that no other person or entity has any rights to participate in any offer, sale or distribution of securities with respect to which the Placement Agent shall have a preferential right.  The Company has advised the Placement Agent that no person is entitled, directly or indirectly, to compensation from the Company for services as a finder in connection with the Private Placement contemplated by this Letter of Intent.

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8.

Upon the closing of the Private Placement, if requested by the Placement Agent, for a Twenty-Four (24) month period, a designee of Chadbourn shall be appointed to the Board of Directors of the Company, subject to such applicable law.  The appointment of the Chadbourn designee to the Board of Directors shall be someone acceptable to the management of the Company.  During such period, the observer shall receive notice of all Board meetings and shall have the right to attend all meetings of the Board of Directors.

9.

Chadbourn reserves the right, in its sole discretion, to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination should be made by FINRA and/or the securities department of any jurisdiction to the effect that its aggregate compensation is excessive or that the terms thereof require such adjustment.  Any such reduction or adjustment shall not affect any other terms or provisions of the Letter of Intent.

10.

Each officer and director of the Company shall agree that for a period of One Hundred Eighty (180) days from the closing of the Private Placement, he shall not publicly sell, assign or transfer more than an aggregate of Twenty-five Thousand (25,000) Shares in any thirty (30) day period without the prior consent of The Placement Agent.

11.

For a period from the date hereof until the earlier of (I) the termination of this Letter of Intent or (II) one year from the date hereof, the Placement Agent shall have the right to review all compensation and other arrangements between the Company and its present officers and directors entered into after the date of the Letter of Intent (other than changes in compensation applicable with respect to all employees generally), and all compensation and other arrangements between the Company and persons who hereafter become officers and directors which arrangements are on terms materially different from those of current officers and directors.

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12.

The Company represents and warrants to Chadbourn that it is not obligated to pay a finder’s fee to anyone in connection with the introduction of the Company to Chadbourn and that it has not paid any monies, securities or other compensation to any member of FINRA or the any affiliate of such a member during the prior Twelve (12) Months (except for payments to Chadbourn).

13.

The Company agrees that, for a period of Twelve (12) Months from the date hereof, it shall not solicit any offer to buy from or offer to sell any person introduced to the Company by the Placement Agent in connection with the Private Placement, directly or indirectly, any securities of the Company, or provide the name of any such person to  any other securities broker or dealer or selling agent, for the sole purpose of offering the Company’s securities, excluding any rights offering to all stockholders. In the event that the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities or provides the name of any such person to any other securities broker or dealer or selling agent, and such person purchases such  securities or purchases the Company’s securities from any other securities broker or dealer of selling agent, the Company shall pay to the Placement Agent an amount equal to Five Percent (5%) of the aggregate purchase price of the securities so purchased by such person.

14.

Chadbourn shall be the lead Placement Agent for the purpose of giving consents on behalf of the Placement Agent with respect to the proposed Private Placement and for the receipt of fees payable and notices given by the Company hereunder.

15.

This Letter of Intent shall be deemed to have been made and delivered in Jacksonville, Florida and shall be governed as to validity, interpretation, construction, effect and in all other respect by the internal laws of the State of Florida.  This Letter of Intent constitutes the entire agreement among the parties hereto as to the subject matter herein.

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If the foregoing conforms to your understanding, please sign, date and return to us a copy of this agreement.

Very truly yours,

Chadbourn Securities

a Division of Colorado Financial Service Corporation

          /s/ Daniel R. Murphy

By: _______________________________

Daniel R. Murphy, Managing Director

AGREED TO:

Chadbourn Securities a Division of Colorado Financial Service Corporation By:/s/ Daniel R. Murphy Daniel R Murphy Title: Managing Director DATE: February 25, 2010	3Pea International, Inc By:/s/ Mark Newcomer Mark Newcomer Title: President/CEO DATE: February 25, 2010
Colorado Financial Service Corporation By:/s/ Chester Hebert Chester Hebert Title: President/CEO Date: March 3, 2010

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